[VIASAT LOGO]     News                                          May 12, 2005

                                                                Contact:
                                                                Bruce Rowe
                                                                ViaSat Inc.
                                                                760-476-2505
                                                                www.viasat.com

                 VIASAT NAMES HARVEY WHITE TO BOARD OF DIRECTORS

CARLSBAD, CA -- ViaSat Inc. (Nasdaq:VSAT) has appointed Harvey P. White to the ViaSat Board of Directors. Mr. White is currently chairman of (SHW)2 Enterprises, an independent business development and consulting firm which he established in June of 2004. Previously, Mr. White was chairman and CEO of Leap Wireless International, Inc. Mr. White will stand for election to the ViaSat Board of Directors at the Company's 2005 Annual Meeting of Stockholders. The ViaSat board now totals seven members, six of whom are independent directors.

     Prior to Leap Wireless, Mr. White was a co-founder and a member of the board of directors of QUALCOMM from its inception in July 1985. He was Executive Vice President and COO until appointed as President and COO in 1992. As COO, he was responsible for the day-to-day operations of QUALCOMM as it grew to be a Fortune 500 telecom technology and manufacturing company. He left QUALCOMM to head Leap Wireless, which was spun off as an independent company in September 1998. Under Mr. White's direction, Leap Wireless' Cricket service grew to be one of the 10 largest U.S. carriers by pioneering the "all you can use for a set price" concept for wireless service.

     Prior to QUALCOMM, Mr. White was Executive Vice President, COO and a Director of Linkabit Corporation, a firm that spawned many high technology start-ups and established San Diego as a major center for wireless communications. Prior to Linkabit, he was Corporate Controller and, later, the Group Vice President of the Industrial Systems and Transportation Groups of Rohr Industries

     Earlier in his career, he held positions in finance, information systems and operations in high-tech and consumer products companies, including Raytheon, Whittaker, and TRW. He holds a BA in economics from Marshall University. Mr. White serves on the boards of Applied Micro Circuits Corporation (AMCC), Motive, Inc. and Crystal Voice Communications, Inc. He is actively involved in a number of national and local public service, educational and charitable organizations.

     "We are pleased and honored to have Harvey White join ViaSat's board," said Mark Dankberg, chairman and CEO of ViaSat. "His expertise in entrepreneurship, finance, operations, and telecommunications enhances the depth and breadth of experience our directors bring to the company. We are all very delighted to be working with him."


                                    --more--

VIASAT NEWS                                                                    2

ABOUT VIASAT

    ViaSat produces innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location. Products include satellite ground systems, information security devices, tactical communication radios, and communication simulators. Our full line of satellite communication products includes VSAT systems for network access and infrastructure, and Ka-band satellite systems, from user terminals to large gateways. Along with its headquarters in Carlsbad, CA, ViaSat has divisions located in Norcross, GA, and Clarksburg, MD.

    In addition the company's wholly-owned subsidiary, US Monolithics, designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications for military and commercial applications. US Monolithics is based in Chandler, Arizona.

SAFE HARBOR STATEMENT

    Portions of this release may contain forward-looking statements regarding future events and are subject to risks and uncertainties. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially, including but not limited to: contractual problems, regulatory issues, technologies not being developed according to anticipated schedules, or that do not perform according to expectations; and increased competition and other factors affecting the telecommunications industry generally. The Company refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in the Company's Form 10-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.


                                       ###